UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 29, 2016 (March 28, 2016)
Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

973-496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2016, Avis Budget Group, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its agreement with Ronald L. Nelson, the Company’s Executive Chairman of the Board, dated April 17, 2014 (the “Current Agreement”). The Amendment revises the Current Agreement to provide that if Mr. Nelson’s employment with the Company is terminated by the Company without cause or due to a constructive discharge (as defined in the Current Agreement), Mr. Nelson generally will be entitled to (i) a lump-sum payment equal to 200% of the sum of his then-current base salary plus his then-current target annual bonus, and (ii) accelerated vesting of any equity award scheduled to vest during the two-year period following the termination of Mr. Nelson’s employment, with performance-vesting awards only vesting (or being forfeited) based on actual achievement of applicable performance goals. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 and incorporated herein by reference.

On March 28, 2016, the Company also amended its agreement with David B. Wyshner, the Company’s President and Chief Financial Officer (the “Amended Agreement”). The Amended Agreement provides that Mr. Wyshner will continue to receive a base salary of $800,000, will be eligible to earn an annual incentive award at a target rate of 125% of base salary and will be eligible for long-term incentive awards and will receive employee benefit plans generally available to our executive officers. Pursuant to the terms of the Amended Agreement, if Mr. Wyshner’s employment with the Company is terminated without cause or due to a constructive discharge (as described in the Amended Agreement), he will be entitled to a lump-sum payment equal to 200% of the sum of his then-current base salary plus his then-current target annual bonus, and perquisites to include car usage, financial planning and health coverage for a period of 24 months. In addition, in this event, stock-based awards which would have vested in accordance with their original vesting schedule by the two-year anniversary of termination of employment would immediately vest in full. However, awards that vest based on the achievement of specified objective performance goals will remain outstanding following such termination and become vested or be forfeited based on actual achievement of the applicable performance goals during the two-year period following such termination. Mr. Wyshner’s agreement provides for non-competition and non-solicitation covenants which will last two years following Mr. Wyshner’s employment with the Company. The foregoing description is qualified in its entirety by reference to the Amended Agreement, which is filed as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Amendment, dated March 28, 2016, to the Employment Agreement between Avis Budget Group, Inc. and Ronald L. Nelson dated April 17, 2014.
10.2	Employment Agreement between Avis Budget Group, Inc. and David B. Wyshner dated March 28, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Bryon L. Koepke
Name:	Bryon L. Koepke
Title:	Senior Vice President and Chief Securities Officer

Date: March 29, 2016

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated March 29, 2016 (March 28, 2016)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment, dated March 28, 2016, to the Employment Agreement between Avis Budget Group, Inc. and Ronald L. Nelson dated April 17, 2014.
10.2	Employment Agreement between Avis Budget Group, Inc. and David B. Wyshner dated March 28, 2016.